Exhibit 5





                         April 16, 2002



Sprint Corporation
P.O. Box 11315
Kansas City, Missouri 64112


     Re: 6,200,000 shares of FON Common Stock (par value $2.00 per share) and 10,400,000 shares of PCS Common Stock (par value $1.00 per share), issuable in connection with the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 6,200,000 shares of your FON Common Stock (the "FON Shares") and 10,400,000 shares of your PCS Common Stock (the "PCS Shares"), referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your stockholders and your Board of Directors and officers in connection with the authorization of the FON Shares and the PCS Shares, the recapitalization of your Common Stock into FON Common Stock and PCS Common Stock, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2.   The Sprint Retirement Savings Plan, the Sprint Retirement
          Savings Plan for Bargaining Unit Employees, the FON Shares, and the PCS Shares have been duly and validly authorized, and when
          (i) the Registration Statement has become effective under the Act and (ii) the FON Shares and the PCS Shares are issued in the manner and upon the terms set forth in the Sprint Retirement Savings Plan or the Sprint Retirement Savings Plan for Bargaining Unit Employees, such FON Shares and PCS Shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.





                                        Very truly yours,


                                        /s/ Michael T. Hyde
                                        Michael T. Hyde